Filed Pursuant to Rule 424(b)(3)
Registration No. 333-222231

NUVEEN GLOBAL CITIES REIT, INC.

SUPPLEMENT NO. 11 DATED JANUARY 15, 2021

TO THE PROSPECTUS DATED APRIL 17, 2020

This prospectus supplement (the “Supplement”) is part of and should be read in conjunction with the prospectus of Nuveen Global Cities REIT, Inc., dated April 17, 2020 (the “Prospectus”), Supplement No. 1, dated April 17, 2020, Supplement No. 2, dated April 24, 2020, Supplement No. 3, dated May 15, 2020, Supplement No. 4, dated June 16, 2020, Supplement No. 5, dated July 15, 2020, Supplement No. 6, dated August 17, 2020, Supplement No. 7, dated September 15, 2020, Supplement No. 8, dated October 15, 2020, Supplement No. 9, dated November 16, 2020 and Supplement No. 10, dated December 14, 2020. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are as follows:

•	to disclose our acquisition of an industrial portfolio;

•	to provide updates to our operations;

•	to disclose the transaction price for each class of our common stock as of February 1, 2021;

•	to disclose the calculation of our December 31, 2020 net asset value (“NAV”) per share for each class of our common stock;

•	to update the “Risk Factors” section of the Prospectus;

•	to update the “Management” section of the Prospectus;

•	to provide an update on our initial public offering;

•	to update the “Experts” section of the Prospectus; and

•	to update the Form of Subscription Agreement attached to the Prospectus as Appendix C.

Industrial Portfolio Acquisition

On December 23, 2020, we completed the acquisition of the portfolio known as the Rittiman Portfolio, an industrial portfolio located in San Antonio’s Northeast submarket, from an unaffiliated third party for a total cost of $11.3 million, including purchase price adjustments and transaction costs. The Rittiman Portfolio is comprised of two light-industrial buildings totaling 147,150 square feet. At the time of acquisition, the Rittiman Portfolio was 95% leased to 17 tenants on long-term triple net leases with an average remaining lease term of six years. The acquisition is the sixth industrial property in our portfolio.

Operations Updates

Our U.S. portfolio is 99% leased as of December 31, 2020, and the portfolio has demonstrated its overall rent durability during the COVID-19 pandemic. In December 2020, we collected 98% of rent in the U.S. portfolio. Rent collection in December 2020 was led by our medical office (100% collected) and office (100% collected), followed by industrial (98% collected), grocery anchored retail (96% collected), and multifamily (96% collected). We have granted rent deferment on a case-by-case basis to primarily small business tenants to assist them through this challenging time in order for us to emerge after this pandemic with well-occupied properties. As of December 31, 2020, we have granted $0.3 million of rental deferral requests. We anticipate this deferred rent will be paid back in 2021 and 2022, over the term of each lease, or added to the end of the lease term.

While virtually no property sector or portfolio is immune from the negative effects of this pandemic-driven recession, we believe certain sectors and strategies are better positioned in these uncertain times and will gain as the economy recovers. We continue to believe we are well positioned due to our (i) lower leverage (27.7%), (ii)

VGN-NREIT-0121P

long-term leases and high occupancy, (iii) very limited lease expirations over the next two years, (iv) no CMBS exposure, and (v) no material exposure to hospitality, gaming, leisure, student or senior housing, which are anticipated to be some of the most negatively affected sectors in the near term.

We measure our leverage using the fair market value of our gross real estate assets, including equity in our securities portfolio. Our leverage includes property-level and entity-level debt, but excludes debt on our securities portfolio. Our leverage ratio calculation also factors in the leverage ratios of other funds in which we may invest, including the International Affiliated Funds. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment or (ii) as other working capital advances, are not included as part of the calculation.

February 1, 2021 Transaction Price

The transaction price for each share class of our common stock for subscriptions accepted as of February 1, 2021 (and repurchases as of January 31, 2021) is as follows:

Transaction Price (per share)
Class T	$10.53
Class S	$10.50
Class D	$10.61
Class I	$10.63

The transaction price for each of our Class T, Class S, Class D and Class I shares is equal to such class’s NAV per share as of December 31, 2020. A detailed presentation of the NAV per share is set forth below.

The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

December 31, 2020 NAV Per Share

We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.nuveenglobalreit.com. Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the Prospectus for information on how our NAV is determined. The Advisor is ultimately responsible for determining our NAV. As of December 31, 2020, our properties have been appraised in accordance with our valuation guidelines and such appraisals were reviewed by our independent valuation advisor.

The following table provides a breakdown of the major components of our NAV as of December 31, 2020 ($ and shares in thousands):

Components of NAV	December 31, 2020
Investment in real property	$528,813
Investment in international affiliated funds	51,008
Investment in real estate-related assets	40,052
Cash and cash equivalents	10,141
Restricted cash	5,945
Other assets	3,367
Debt obligations	(176,857)
Other liabilities	(9,490)
Subscriptions received in advance	(5,945)
Stockholder servicing fees payable the following month(1)	(49)

Net Asset Value	$446,985
Net asset value attributable to Series A preferred stock	250

NAV attributable to common stockholders	$446,735

Number of outstanding shares of common stock	41,679

(1)

Stockholder servicing fees only apply to Class T, Class S and Class D shares. For purposes of NAV, we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class T, Class S and Class D shares. As of December 31, 2020, we have accrued under GAAP approximately $4.7 million of stockholder servicing fees payable to the Dealer Manager related to the Class T, Class S and Class D shares sold.

The following table provides a breakdown of our total NAV and NAV per share of common stock by share class as of December 31, 2020 ($ and shares in thousands, except per share data):

	Class T	Class S	Class D	Class I	Class N
NAV Per Share	Shares	Shares	Shares	Shares	Shares	Total
Net asset value	$34,187	$29,750	$14,912	$47,434	$320,452	$446,735
Number of outstanding shares	3,248	2,832	1,406	4,462	29,731	41,679

NAV per share as of December 31, 2020	$10.53	$10.50	$10.61	$10.63	$10.78

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the December 31, 2020 valuations, based on property types. Once we own more than one retail property, we will include the key assumptions for such property type.

Property Type	Discount Rate	Exit Capitalization Rate
Industrial	6.70%	5.93%
Multifamily	6.88	5.40
Office	7.04	6.41
Other	7.65	6.74

These assumptions are determined by our independent valuation advisor. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Industrial Investment Values	Multifamily Investment Values	Office Investment Values	Other Investment Values
Discount Rate	0.25% decrease	+1.90%	+2.00%	+1.90%	+2.20%
(weighted average)	0.25% increase	(2.00)%	(1.90)%	(1.90)%	(2.40)%
Exit Capitalization Rate	0.25% decrease	+2.80%	+3.00%	+2.50%	+2.00%
(weighted average)	0.25% increase	(2.50)%	(2.70)%	(2.40)%	(1.90)%

Risk Factors

The following risk factors are added to the “Risk Factors—Risks Related to This Offering and Our Organizational Structure” section of the Prospectus.

The continuing spread of a new strain of coronavirus, which causes the viral disease known as COVID-19, may adversely affect our investments and operations.

Since its discovery in December 2019, a new strain of coronavirus, which causes the viral disease known as COVID-19, has spread globally. The World Health Organization has declared the coronavirus outbreak a pandemic, the Health and Human Services Secretary has declared a public health emergency in the United States in response to the outbreak and the President of the United States has declared the coronavirus outbreak a national emergency. In response to the coronavirus pandemic, governmental authorities throughout the world, including the United States, have taken significant measures to inhibit the spread of the disease, such as prohibiting people from congregating in heavily populated areas, instituting localized quarantines, restricting nonessential travel, issuing “stay-at-home” orders, closing schools, and most notably, restricting the types of businesses that may continue to operate. The restrictions have had an adverse impact on economic and market conditions across the world. It is possible that public health officials and governmental authorities in the markets in which we have investments may impose additional restrictions in an effort to further slow the spread of the COVID-19 pandemic or may relax or revoke existing restrictions too quickly, which could, in either case, exacerbate the severity of adverse impacts on the economy. Considerable uncertainty still surrounds the coronavirus and its potential effects, and the extent of and effectiveness of any responses taken on a national and local level. The coronavirus has resulted in a world-wide economic downturn that may lead to corporate bankruptcies in the most affected industries and has led to a substantial increase in unemployment.

As a result of our property investments being located in the United States, the coronavirus has impacted and will continue to impact our properties and operating results to the extent that its continued spread within the United States reduces occupancy, increases the cost of operation or results in limited hours or necessitates the closure of such properties. In addition, quarantines, states of emergencies and other measures taken to curb the spread of the coronavirus may negatively impact the ability of our properties to continue to obtain necessary goods and services or provide adequate staffing, which may also adversely affect our operating results. With respect to our retail properties, individual stores and shopping malls have been, and may continue to be, closed for an extended period of time or only open certain hours of the day. Our office, multifamily and industrial properties may be negatively impacted by tenant bankruptcies and defaults. To the extent we acquire hospitality properties, a variety of factors related to the coronavirus have, and are expected to continue to, cause a decline in business and leisure travel, negatively impacting these properties.

Our investments in the International Affiliated Funds have been and may continue to be similarly and negatively impacted by the coronavirus in the foreign countries where their properties are located.

The extent to which the coronavirus impacts our investments and operations and our ability to make distributions to stockholders will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions taken to contain the coronavirus or treat its impact, among others.

The healthcare industry is heavily regulated and new laws or regulations, changes to existing laws or regulations, loss of licensure, failure to obtain licensure or other industry developments could result in the inability of the tenants of our medical office properties to pay rent.

The healthcare industry is heavily regulated by federal, state and local governmental bodies. The tenants in our medical office properties generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations or the tenants’ failure to comply with these laws and regulations could negatively affect the ability of these tenants to make lease payments to us.

Many of our medical office properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON, would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. We cannot predict the impact of state CON laws or similar laws on the operations of our tenants. In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our medical office properties. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make lease payments to us.

The healthcare industry currently is experiencing rapid regulatory changes and uncertainty; changes in the demand for and methods of delivering healthcare services; changes in third-party reimbursement policies; expansion of insurance providers into patient care; continuing pressure by private and governmental payors to reduce payments to providers of services; and increased scrutiny of billing, referral and other practices by governmental authorities. These factors may adversely affect the economic performance of some or all of our medical office tenants and, in turn, our performance.

Our medical office properties and tenants may be unable to compete successfully due to increased competition and disruptions.

The medical office properties we have acquired and will acquire may face competition from nearby hospitals and other medical facilities that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our medical office properties. Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Additionally, the introduction and explosion of non-traditional healthcare providers competing with traditional providers in the healthcare market, including companies like Amazon, Apple, Google, Microsoft, CVS Health, as well as telemedicine, telehealth and mhealth, are disrupting the healthcare industry. Our medical office tenants’ failure to compete successfully with these other practices and providers could adversely affect their ability to make rental payments, which could adversely affect our rental revenues.

Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their list of hospitals or physicians to which they refer patients. This could adversely affect our medical office tenants’ ability to make rental payments, which could adversely affect our performance.

Any investments in life sciences properties are subject to unique risks.

Life science properties and their tenants are subject to a number of unique risks, the occurrence of any could adversely affect our results of operations and financial condition. In particular, life science tenants are subject to a number of risks unique to their industry, including (a) high levels of regulation including increasing government price controls and other healthcare cost containment measures, (b) failures in the safety and efficacy of their products, (c) significant funding requirements for product research and development, and (d) changes in technology, patent expiration, and intellectual property protection. These risks may adversely affect their ability to make rental payments to us or satisfy their other lease obligations and consequently may materially adversely affect property revenue and valuation.

In addition, improvements to life science properties are typically more costly than improvements to traditional office space or other property types. Many life science properties generally contain infrastructure improvements that are significantly more costly than improvements to other property types. Typical improvements include (a) reinforced concrete floors, (b) upgraded roof loading capacity, (c) increased floor-to-ceiling heights, (d) heavy-duty HVAC systems, (e) enhanced environmental control technology, (f) significantly upgraded electrical, gas, and plumbing infrastructure, and (g) laboratory benches.

Further, life sciences tenants may engage in research and development activities that involve controlled use of hazardous materials, chemicals, and biological and radioactive compounds. In the event of contamination or injury from the use of these hazardous materials, we could be held liable for damages that result. This liability could exceed our resources and any recovery available through any applicable insurance coverage, which could adversely affect our ability to make distributions to our stockholders. Together with our tenants, we must comply with federal, state, and local laws and regulations governing the use, manufacture, storage, handling, and disposal of hazardous materials and waste products. Failure to comply with these laws and regulations, or changes thereto, could adversely affect our business or our tenants’ businesses and their ability to make rental payments to us.

Management

On January 12, 2021, Nicholas J. Evans resigned from his position as our Co-President, Head of Asia-Pacific Investment. Mr. Evans’s resignation is not due to any disagreement with us on any matter relating to our operations, policies or practices. The Advisor and its international affiliates continue to support our Asia-Pacific investment activities, including our investment in the Asia-Pacific Cities Fund.

Status of our Initial Public Offering

As of the date hereof, we had issued and sold 12,710,597 shares of our common stock (consisting of 3,336,064 Class T shares, 3,035,128 Class S shares, 1,489,468 Class D shares and 4,849,937 Class I shares) in our offering, resulting in gross offering proceeds of $135,552,963. We intend to continue selling shares in the offering on a monthly basis.

Experts

The following disclosure is added to the “Experts” section of our prospectus.

The amount of the estimated market values of our real properties as of December 31, 2020 presented on page 2 of this Supplement under the section “December 31, 2020 NAV Per Share” has been reviewed by RERC, LLC, an independent valuation firm, and is included in this Supplement given the authority of such firm as experts in property valuations and appraisals. RERC, LLC will not calculate or be responsible for our NAV per share for any class of our shares.

Subscription Agreement

The Form of Subscription Agreement attached to the prospectus as Appendix C is replaced in its entirety with the Form of Subscription Agreement attached to this supplement as Exhibit A.

Exhibit A – Form of Subscription Agreement

Subscription Agreement for Shares of Nuveen Global Cities REIT, Inc.
1. YOUR INVESTMENT

Investment Amount: $	Type:	☐ Initial Purchase

☐ Subsequent Purchase

Investment Method

☐ By mail	Attach a check to this agreement. Make all checks payable to: Nuveen Global Cities REIT, Inc.

☐ By wire	Name: DST as Agent for Nuveen Global Cities REIT, Inc. | Bank Name: UMB BANK | ABA: 101000695 | DDA: 9872292030

☐ Broker-dealer/Financial advisor

Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or traveler’s checks are not accepted.

Share Class Selection (required)

☐	Share Class T (minimum initial investment $2,500; minimum additional investment $500)

☐	Share Class S (minimum initial investment $2,500; minimum additional investment $500)

☐	Share Class D (Minimum initial investment $2,500; minimum additional investment $500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

☐	Share Class I (Minimum initial investment $1,000,000, unless waived by Nuveen Securities, LLC; Minimum additional investment $500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

Indicate whether you or your co-investor are a Nuveen Employee, Officer, Director, or Affiliate, please select one below (required)

☐ Not Applicable	☐ Nuveen Employee	☐ Nuveen Officer or Director	☐ Nuveen Affiliate

2. OWNERSHIP TYPE (Select only one)

A. Non-Custodial Account Type	B. Third Party Custodial Account Type

Brokerage Account Number (If Applicable)	Custodian Account Number

☐ Individual Or Joint Tenant With Rights Of Survivorship	☐ IRA

☐ Corporation (please specify type):	☐ ROTH IRA

☐ S-Corporation	☐ SEP IRA

☐ C-Corporation	☐ Simple IRA

☐ Partnership	☐ Other

☐ Limited Liability Company

☐ Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.)

☐ Community Property

☐ Tenants In Common

☐ Uniform Gift/Transfer To Minors, State of

☐ Pension Plan

☐ Trust (Copy of the trust certificate or first and last pages of the trust agreement including signature page(s) must be attached)

☐ Other

(Section 2 continued on page 2)

(Section 2 continued)

If you are opening any of the account types below, you must complete the Appendix A, Entity Beneficial Ownership Certification, in order for the account to be established:

•	Corporation (Copy of the certified articles of incorporation and business license of the corporation must be attached)
•	Limited Liability Company
•	Partnership (Copy of partnership agreement must be attached)
•	Statutory Trust (Copy of the trust certificate or first and last pages of the trust agreement including signature page(s) must be attached)
•	Non-Profit, Foundation or Other §501(c)(3) Entity (Copy of the articles of incorporation must be attached)

Check below if exempt from Beneficial Ownership Certification due to:

☐ Financial Institution regulated by a federal functional regulator
☐ Bank regulated by a state bank regulator
☐ Publicly traded corporation, Ticker/Symbol
☐ Retirement plan covered by ERISA
☐ Sole Proprietorship
☐ Unincorporated Association
☐ Governmental entity

Custodian Information (To be completed by Custodian)

Custodian Name

Custodian Tax ID #

Custodian Phone #

Custodian Address

City State Zip

C. Entity Name – Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name	Entity Tax ID #	Date of Trust	Exemptions (See Form W-9 instructions at www.irs.gov)

Entity Address	City	State	Zip

Jurisdiction (if Non-U.S.) Attach a completed applicable Form W-8)

3. INVESTOR INFORMATION

A. Investor Name	(Investor/Trustee/Executor/Authorized Signatory Information) (Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

First Name	(MI) Last Name	Gender
Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address	City	State Zip
Email Address

Mailing Address (if different from above)	City	State Zip

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017) Country of Citizenship

B. Co-Investor Name (Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)
First Name (MI) Last Name Gender

Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017)	Country of Citizenship

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	Gender	Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary Percentage %

First Name	(MI)	Last Name	Gender	Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary Percentage %

First Name	(MI)	Last Name	Gender	Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary Percentage %

First Name	(MI)	Last Name	Gender	Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary Percentage %

4.    ELECTRONIC DELIVERY FORM (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Nuveen Global Cities REIT, Inc. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

I consent to electronic delivery

Email

(If checked and Email is blank, the email provided in Section 3A will be used.)

5. SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTION (Select Only One)

IF YOU ARE NOT A RESIDENT OF ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, OHIO, OREGON OR WASHINGTON, YOU ARE AUTOMATICALLY ENROLLED IN OUR DISTRIBUTION REINVESTMENT PLAN.

If you do not wish to be enrolled in the Distribution Reinvestment Plan, check this box and complete the information below:  ☐

Complete this section ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions.

IF YOU ARE A RESIDENT OF ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, OHIO, OREGON OR WASHINGTON, YOU MAY ELECT TO ENROLL IN OUR DISTRIBUTION REINVESTMENT PLAN.

You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan. If you wish to enroll in the Distribution Reinvestment Plan, check this box:  ☐

If you do not wish to enroll in the Distribution Reinvestment Plan, please complete the information below.

For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.

A. ☐ Cash/Check Mailed to the address set forth above (Available for Non-Custodial Investors only.)

B. ☐ Cash/Check Mailed to Third Party/Custodian

Name/Entity Name/Financial Institution		Mailing Address

City	State	Zip	Account Number (Required)

C. ☐ Cash/Direct Deposit (Non-Custodial Investors Only.) (Attach a pre-printed voided check)

(Section 5 continued on page 5)	Page 4 of 12

(Section 5 continued)

I authorize Nuveen Global Cities REIT, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Nuveen Global Cities REIT, Inc. in writing to cancel it. In the event that Nuveen Global Cities REIT, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name
Mailing Address
City	State	Zip
Your Bank’s ABA Routing Number	Your Bank Account Number

Please Attach A Pre-Printed Voided Check

6.    PARTICIPATING BROKER-DEALER/FINANCIAL ADVISOR OR REGISTERED INVESTMENT ADVISOR (“RIA”) INFORMATION

Nuveen Securities, LLC (“Nuveen Securities”) is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If Nuveen Securities is your broker of record, then your shares of Nuveen Global Cities REIT, Inc. (the “Shares”) will be held in your name on the books of Nuveen Global Cities REIT, Inc. Nuveen Securities will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the Shares, contact your broker or other financial intermediary.

The financial advisor must sign below to complete the order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence. Please note that unless previously agreed to in writing by Nuveen Global Cities REIT, Inc., all sales of securities must be made through a Broker- Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirms by its signature, on behalf of the broker-dealer or registered investment adviser (“RIA”), as applicable, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (iii) has discussed such investor’s prospective purchase of Shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (v) has delivered or made available a current prospectus of Nuveen Global Cities REIT, Inc. (a “Prospectus”) and related supplements, if any, to such investor; (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that, based on the totality of information received from the client, including the financial position, investment objectives and liquidity needs of the client, such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) is in compliance with any applicable enhanced standard of conduct, including, but not limited to, the “best interest” standard applicable to broker-dealers under Rule 15l-1 under the Securities Exchange Act of 1934. The broker-dealer or RIA, as applicable, agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the broker-dealer or RIA, as applicable, it has established and implemented an anti-money laundering compliance program (“AML Program”) reasonably designed to identify the client and that in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing AML Program and Customer Identification Program. To the extent permitted by applicable law, the financial advisor or RIA will share information with Nuveen Securities and Nuveen Global Cities REIT, Inc. for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of Shares. Upon request by Nuveen Securities at any time, the financial advisor or RIA, as applicable, hereby agrees to (i) furnish a written copy of its AML Program to Nuveen Securities for review, (ii) provide certification to Nuveen Securities that the financial advisor or RIA, as applicable, has complied with the provisions of its AML Program, and (iii) furnish information regarding the findings and, if applicable, any remedial actions taken in connection with the most recent testing of its AML Program.

The undersigned further represents and certifies that the investor has granted said financial advisor or RIA a power of attorney with the authority to execute this subscription agreement on the investor’s behalf, including all required representations.

If applicable, the participating broker-dealer or registered investment advisor/RIA must complete all fields in the appropriate section below. By signing this form, the participating broker-dealer or RIA warrants that he or she is duly registered and may sell shares of Nuveen Global Cities REIT, Inc. in the state designated as the investor’s legal residence, as well as the state in which the sale was made.

(Section 6 continued on page 6)	Page 5 of 12

(Section 6 continued)

Registered Representatives complete this section:

☐ Check here if this is a discretionary account.

Broker-Dealer

Registered Representative Name

Registered Representative Mailing Address

City	State	Zip Code

Branch Number	CRD Number

Email Address

Daytime Phone Number

Registered Representative Signature	Date

Broker-Dealer Signature	Date

Branch Manager Signature (If required by Participating Broker-Dealer)
Date

RIAs complete this section:

☐ Check here if this is a discretionary account.

RIA Firm Name	RIA Firm CRD Number

RIA Representative Name

RIA Representative Mailing Address

City	State	Zip Code

RIA Branch Number	RIA Rep IARD Number

Email Address

Daytime Phone Number

RIA Representative Signature	Date

Manager Signature (If required by RIA Firm)
Date

Branch Manager Signature (If required by Participating Broker-Dealer)
Date

7.     SUBSCRIBER SIGNATURES

Nuveen Global Cities REIT, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying docu- ments. If you do not provide the information, Nuveen Global Cities REIT, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Nuveen Global Cities REIT, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

Note: All Items Must be Read and Initialed

I have received a copy of the Final Prospectus.

	Initials	Initials

I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

	Initials	Initials
In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”

	Initials	Initials
I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

	Initials	Initials
I am purchasing the Shares for my own account.

	Initials	Initials
I understand that the transaction price per share at which my investment will be executed will be made available at www.nuveenglobalreit.com and in a prospectus supplement filed with the SEC, available at www.sec.gov.

	Initials	Initials
I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I under stand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent or through my financial intermediary.

	Initials	Initials
If I am NOT a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, Ohio, Oregon or Washington, I acknowledge that I will be automatically enrolled in the distribution reinvestment plan unless I elect in Section 5 of this subscription agreement to receive my distributions in cash.

	Initials	Initials
If I am an Alabama resident, my investment in Nuveen Global Cities REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth.

	Initials	Initials
If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in Nuveen Global Cities REIT, Inc., shares of its affiliates and in similar direct participation programs shall not exceed 10% of my liquid net worth.

	Initials	Initials

(Section 7 continued on page 8)	Page 7 of 12

(Section 7 continued)

If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a liquid net worth of at least $100,000, or (b) a liquid net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in Nuveen Global Cities REIT, Inc., shares of its affiliates and other public, non-listed direct participation programs does not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Kansas resident, my aggregate investment in the securities of Nuveen Global Cities REIT, Inc. and other public, non-listed real estate investment trusts will not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Kentucky resident, my investment in Nuveen Global Cities REIT, Inc. and its affiliates’ public, non-listed real estate investment trusts may not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in Nuveen Global Cities REIT, Inc. and similar direct participation investments not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Massachusetts resident, my investment in Nuveen Global Cities REIT, Inc. and other illiquid direct participation programs may not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Missouri or Oregon resident, my investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my liquid net worth.

	Initials	Initials
If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act, my aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of my net worth.

	Initials	Initials
If I am a New Jersey resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my investment in Nuveen Global Cities REIT, Inc., its affiliates, and other public, non-listed direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a New Mexico resident I must limit my investment in Nuveen Global Cities REIT, Inc., other investment programs sponsored by Nuveen and in other public, non-listed real estate investment trusts to 10% of my liquid net worth.

	Initials	Initials
If I am an Ohio resident, I shall not invest more than 10% of my liquid net worth in Nuveen Global Cities REIT, Inc., its affiliates, and in any other public, non-listed real estate investment programs.
	Initials	Initials
If I am a North Dakota, Pennsylvania or Tennessee resident, my investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my net worth.

	Initials	Initials
If I am a Puerto Rico resident, I shall not invest more than 10% of my liquid net worth in Nuveen Global Cities REIT, Inc., its affiliates, and other public, non-traded REITs.
	Initials	Initials
If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth.
	Initials	Initials
“Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

(Section 7 continued on page 9)	Page 8 of 12

(Section 7 continued)

For purposes of the acknowledgments above, an affiliate of Nuveen Global Cities REIT, Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Nuveen Global Cities REIT, Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Nuveen Global Cities REIT, Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Nuveen Global Cities REIT, Inc., including any partnership in which Nuveen Global Cities REIT, Inc. is a general partner; and (iv) any executive officer, director, trustee or general partner of Nuveen Global Cities REIT, Inc.

If you do not have another broker-dealer or other financial intermediary introducing you to Nuveen Global Cities REIT, Inc., then Nuveen Securities, LLC may be deemed to be acting as your broker of record in connection with any investment in Nuveen Global Cities REIT, Inc. For important information in this respect, see Section 6 above. I declare that the information supplied above is true and correct and may be relied upon by Nuveen Global Cities REIT, Inc. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/ Financial Advisor of record at any time by contacting Nuveen Global Cities REIT, Inc. at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Date
Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

8.    MISCELLANEOUS

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Nuveen Global Cities REIT, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are asked to promptly notify Nuveen Global Cities REIT, Inc. and the Broker-Dealer in writing.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Nuveen Global Cities REIT, Inc.

Return to:

Standard Mail:	Overnight Mail:
DST Systems, Inc. PO Box 219307 Kansas City, MO 64121-9307	DST Systems, Inc 430 w 7th St., Suite 219307 Kansas City, MO 64105-1407

Email Delivery: Nuveen.ai@dstsystems.com

Fax Delivery: (844) 882-0011

For Questions:

Stockholder Services: (833) 688-3368

APPENDIX A

Entity Beneficial Ownership Certification

To help the government fight financial crime, Federal regulation requires us to obtain, verify, and record information about the “Beneficial Owners” of business applicants. Businesses can be abused to disguise involvement in terrorist financing, money laundering, tax evasion, corruption, fraud, and other financial crimes. Requiring the disclosure of key individuals who own or control a legal entity (i.e. the beneficial owners) helps law enforcement investigate and prosecute these crimes.

As defined by relevant Federal regulation, “Beneficial Owners” are:

(1)

an individual with significant responsibility for managing the business (for example, a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer), and

(2)	individuals that directly or indirectly own 25% or more of the business.

For purposes of completing this application, the individual who satisfies (1) above is the “Control Person” and the individuals, if any, who satisfy (2) above are the “Beneficial Equity Owners”.

The number of individuals that satisfy the government’s definition of “Beneficial Owner” may vary. Under Section II, depending on the factual circumstances, up to four Beneficial Equity Owners (but as few as zero) may need to be identified. Regardless of the number of Beneficial Equity Owners identified under Section II, you must provide the identifying information of one Control Person under Section I. It is possible that in some circumstances the same individual might be identified under both sections (for example, the President of Acme, Inc. who also holds a 30% equity interest). Therefore, to complete this Appendix A, you must provide the identifying information of at least one individual under Section I, and up to five individuals in total (that is, one Control Person under Section I and up to four Beneficial Equity Owners that directly or indirectly own 25% or more of the business under Section II).

I.    CONTROL PERSON INFORMATION

Control Person Name
Title		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Is the Control Person also a Beneficial Equity Owner who directly or indirectly owns 25% or more of the business:

☐ Yes ☐ No

Citizenship Information | The Control Person is a:

☐ U.S. citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)

☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

II. BENEFICIAL EQUITY OWNER(S) INFORMATION
Are there any other Beneficial Equity Owners who directly or indirectly own 25% or more of the business who you did not previously identify in Section I (Control Person Information):

☐ Yes ☐ No (If yes, please provide the following information for each such Beneficial Equity Owner)

Note: Not-for profit applicants do not need to identify any Beneficial Equity Owners below.

1. Beneficial Equity Owner Name		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)
☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

2. Beneficial Equity Owner Name		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)
☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

3. Beneficial Equity Owner Name		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)

☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

(Section 11 continued on page 4)	Page 11 of 12

(Section II continued)

4. Beneficial Equity Owner Name		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)

☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

III. CERTIFICATION SIGNATURE

I hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Signature		Date

Name and Title

1 For foreign persons without a (SSN/ITIN), attach a copy of your passport and provide the Passport Number and Country of Issuance. In lieu of a passport, foreign persons may also provide a U.S. government-issued Alien ID or other foreign government-issued documents evidencing nationality or residence bearing a photograph or similar safeguard.

VGN-GCRSUB-0720P

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